As filed with the Securities and Exchange Commission on December 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware		13-3714474
(State or other jurisdiction of incorporation or organization)	c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY 12701	(I.R.S. Employer Identification No.)
(Address of Principal Executive Offices)

EMPIRE RESORTS, INC. 2015 EQUITY INCENTIVE PLAN

(Full title of the plan)

Joseph A. D’Amato

Chief Executive Officer and Director

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

(Name and address of agent for service)

(845) 807-0001

(Telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq.

Tamar Donikyan, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

(212) 370-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerate filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $.01 per share	2,585,708 (3)	$22.30005	$57,661,399.85	$5,807.00

(1)	Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this registration statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sales price of the registrant’s common stock on December 24, 2015, as reported by the NASDAQ Capital Market.
(3)	All share numbers in this Registration Statement reflect the Company’s one-for-five reverse stock split that took place on December 23, 2015 (the “Reverse Stock Split”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

Reoffer Prospectus

EMPIRE RESORTS, INC.

15,000 Shares

Common Stock

This Reoffer Prospectus relates to offers and sales by certain of our executive officers and directors (also called Selling Stockholders), who may be deemed “affiliates” of the Company, of our common stock that is held, or may be acquired, upon the exercise of stock options and the vesting of restricted common stock pursuant to our Empire Resorts, Inc. 2015 Equity Incentive Plan, which we refer to herein as the Plan. This prospectus covers 15,000 shares of our currently outstanding restricted shares of common stock that are owned by the Selling Stockholders. All share numbers in this Reoffer Prospectus reflect the Company’s one-for-five reverse stock split that took effect on December 23, 2015 (the “Reverse Stock Split”).

Our common stock is quoted on the Nasdaq Global Market under the symbol “NYNY”. On December 24, 2015, the closing sales price for our common stock on the Nasdaq Global Market was $22.20 per share.

The shares included in this prospectus may be offered and resold directly by the Selling Stockholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a Selling Stockholder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 and in the documents incorporated by reference herein before you decide to buy our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is December 30, 2015.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than our shares of common stock described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference. In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Empire Resorts, Inc.”, “Empire,” the “Company”, “we”, “us”, and “our” refer and relate to Empire Resorts, Inc. and its consolidated subsidiaries.

Our Company

Empire Resorts, Inc. (“Empire,” the “Company,” “us,” “our” or “we”) was organized as a Delaware corporation on March 19, 1993, and since that time has served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Through our wholly owned subsidiary, Monticello Raceway Management, Inc. (“MRMI”), we currently own and operate Monticello Casino and Raceway, a 45,000 square foot video gaming machine (“VGM”) and harness horseracing facility located in Monticello, New York, 90 miles northwest of New York City. Monticello Casino and Raceway operates 1,110 VGMs, which includes 1,070 video lottery terminals (“VLTs”) and 40 electronic table game positions (“ETGs”). VGMs are similar to slot machines, but they are connected to a central system and report financial information to the central system. We also generate racing revenues through pari-mutuel wagering on the running of live harness horse races, the import simulcasting of harness and thoroughbred horse races from racetracks across the country and internationally, and the export simulcasting of our races to offsite pari-mutuel wagering facilities.

On December 21, 2015, Montreign Operating Company, LLC (“Montreign”), our wholly owned subsidiary, was awarded a license (a “Gaming Facility License”) by the New York State Gaming Commission (the “NYSGC”) to operate a resort casino (“Montreign Resort Casino”) to be located at the site of a four-season destination resort planned for the Town of Thompson in Sullivan County 90 miles from New York City (“Adelaar” or the “Adelaar Project”). The award of the Gaming Facility License follows the Company’s selection in December 2014 by the New York State Gaming Facility Location Board (the “Siting Board”) as the sole Catskill/Hudson Valley Region One casino applicant eligible to apply to the NYSGC for a Gaming Facility License. The Adelaar Project is to be located on approximately 1,700 acres (the “EPR Property”) owned by two wholly-owned subsidiaries of EPR Properties (“EPR”). Montreign Resort Casino is part of the initial phase of the Adelaar Project, which will also include an Indoor Waterpark Lodge, Rees Jones redesigned “Monster” Golf Course (the “Golf Course”) and an Entertainment Village, which will include retail, restaurant, shopping and entertainment (the “Entertainment Village”). Over the past four years, the Company has expended substantial time and resources on designing Montreign Resort Casino and, in conjunction with EPR, working with local, state and federal agencies and officials to obtain the necessary permits and approvals to begin construction.

Our principal executive offices are c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. Our telephone number is (845) 807-0001.

The Offering

Outstanding Common Stock	9,559,298 shares of common stock outstanding as of December 24, 2015.

Common Stock Offered	Up to 15,000 shares of common stock for sale by the Selling Stockholders for their own account.

Selling Stockholders	The Selling Stockholders are set forth in the Section entitled “Selling Stockholders” of this prospectus on page 3.

Proceeds	We will not receive any proceeds from the sale of our common stock by the Selling Stockholders. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Global Market Symbol	NYNY

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially harmed. In addition, risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, financial condition and results of operations. If this were to happen, the value of our common stock could decline significantly and you could lose all or part of your investment. Please see “Note on Forward-Looking Statements” and “Incorporation by Reference.”

Risks Related to this Offering

Sales of shares issued under the Plan may cause the market price of our shares to decline.

When these shares of restricted common stock, granted under the Plan, become vested, an aggregate of an additional 15,000 shares of common stock held by the selling stockholder may be sold in the open market. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the Selling Stockholders pursuant to this prospectus. We have agreed to pay the expenses of registration of these shares.

SELLING STOCKHOLDERS

We are registering our shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our shares of common stock by each of the Selling Stockholders, including the number of shares of our common stock beneficially owned by each Selling Stockholder as of December 24, 2015.

Each of the Selling Stockholders is currently an employee, officer, director or consultant of ours or of our affiliates. The shares being registered for reoffer and resale were acquired by the Selling Stockholders named below pursuant to the Empire Resorts, Inc. 2015 Equity Incentive Plan (the “Plan”).

Name of Selling Stockholder (1)	Position	Number of Shares Beneficially Owned		Number of Shares Offered		Number of Shares Beneficially Owned After Offering		Percentage of Shares Beneficially Owned After Offering
Edmund Marinucci	Director	6,622	(2)(3)	3,000	(2)	3,622	(3)	*
Nancy Palumbo	Director	12,334	(2)(4)	3,000	(2)	9,334	(4)	*
Emanuel R. Pearlman	Director	80,866	(2)(5)	3,000	(2)	77,866	(5)	*
Gregg Polle	Director	12,138	(2)(6)	3,000	(2)	9,138	(6)	*
James Simon	Director	17,378	(2)(7)	3,000	(2)	14,378	(7)	*

*	less than 1%
(1)	Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701.
(2)	Includes 3,000 restricted shares of common stock, granted under the Plan on November 3, 2015, all of which shall vest on January 6, 2017.

(3)	Number of shares beneficially owned consists of 6,622 shares of common stock. Of the 6,662 shares beneficially owned, 3,622 shares were granted under the Second Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”), of which 1,622 are vested. An additional 2,000 shares vest on January 4, 2016, but vest immediately in the event of a Change in Control (as defined in the award). The shares granted under the 2005 Plan are not offered for resale in this reoffer prospectus.
(4)	Number of shares beneficially owned consists of 12,334 shares of common stock. Of the 12,334 shares beneficially owned, 9,334 shares were granted under the 2005 Plan, of which 7,334 are vested. An additional 2,000 shares vest on January 4, 2016, but vest immediately in the event of a Change in Control (as defined in the award). The shares granted under the 2005 Plan are not offered for resale in this reoffer prospectus.
(5)	Number of shares beneficially owned consists of 80,866 shares of common stock. Of the 80,866 shares beneficially owned, 77,866 shares were granted under the 2005 Plan, of which 25,866 are vested. An additional 2,000 shares vest on January 4, 2016, but vest immediately in the event of a Change in Control (as defined in the award). 25,000 shares vest on the date on which the NYSGC authorizes the opening of the Montreign Resort Casino to the public (“Casino Date”) and 25,000 vest at the six month anniversary of the Casino Date; 50,000 shall vest immediately in the event (i) Mr. Pearlman is removed from the Board other than for cause; (ii) if he is not re-nominated by Kien Huat Realty III Limited to stand for election to the Board or (iii) upon a Change in Control (as defined in the award). The shares granted under the 2005 Plan are not offered for resale in this reoffer prospectus.
(6)	Number of shares beneficially owned consists of 12,138 shares of common stock. Of the 12,138 shares beneficially owned, 9,138 shares were granted under the 2005 Plan, of which 7,138 are vested. An additional 2,000 shares vest on January 4, 2016, but vest immediately in the event of a Change in Control (as defined in the award). The shares granted under the 2005 Plan are not offered for resale in this reoffer prospectus.
(7)	Number of shares beneficially owned consists of 17,378 shares of common stock. Of the 17,378 shares beneficially owned, 11,026 were granted under the 2005 Plan, of which 9,026 are vested. An additional 2,000 shares vest on January 4, 2016, but vest immediately in the event of a Change in Control (as defined in the award). The shares granted under the 2005 Plan are not offered for resale in this reoffer prospectus.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Stockholder” means and includes:

•	the persons identified in the table above as the Selling Stockholders;

•	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Plan; and

•	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the Selling Stockholders may be effected: in one or more transactions that may take place on the Nasdaq Global Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Global Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of our common stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The Selling Stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the Selling Stockholders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the Selling Stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the Selling Stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the securities being offered herein has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

DESCRIPION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, of which 95,000 shares have been designated Series A Junior Participating Preferred Stock, $.01 par value per share, 821,496 shares have been designated Series B Preferred Stock, 137,889 shares have been designated Series C Preferred Stock, $.01 par value per share, 4,000 shares have been designated Series D Preferred Stock, $.01 par value per share, and 1,730,697 shares have been designated Series E Preferred Stock.

Common Stock

As of December 24, 2015, there were 9,559,298 shares of common stock outstanding and holders of record of our common stock.

Voting. Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

New York State Gaming Commission. Our common stock is transferable only subject to the provisions of Section 303 of the Racing, Pari-Mutuel Wagering and Breeding Law, so long as we hold directly or indirectly, a racing license issued by the NYSGC (formerly the New York Racing and Wagering Board), and may be subject to compliance with the requirements of other laws pertaining to licenses held directly or indirectly by us. The owners of common stock issued by the Company may be required by regulatory authorities to possess certain qualifications and may be required to dispose of their common stock if the owner does not possess such qualifications.

Our common stock is listed on the Nasdaq Global Market under the symbol “NYNY”.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

EXPERTS

The consolidated financial statements of Empire Resorts, Inc. appearing in Empire Resorts, Inc.’s Annual Report (Form 10-K) as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014 including schedules appearing therein, and the effectiveness of Empire Resorts, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the registrant with the Commission are incorporated herein by reference:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 10, 2015;

(b)	The registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on May 6, 2015, August 5, 2015 and November 9, 2015, respectively; and

(c)	The registrant’s Current Reports on Form 8-K filed on June 1, 2015, July 7, 2015, July 9, 2015, September 10, 2015, September 22, 2015, November 3, 2015, December 21, 2015 and December 23, 2015.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

(845) 807-0001

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement. For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company. Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

EMPIRE RESORTS, INC.

15,000 shares

common stock

PROSPECTUS

December 30, 2015

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Included in the prospectus which is part of this registration statement.

Item 4. Description of Securities.

Included in the prospectus which is part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The registrant’s certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of its directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, including:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate the registrant’s rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The registrant’s amended and restated bylaws also contain provisions indemnifying the registrant’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Empire Resorts, Inc. 2015 Equity Incentive Plan (filed herewith)

5.1	Opinion of Ellenoff Grossman & Schole LLP as to the legality of the securities being registered (filed herewith)

23.1	Consent of Ernst & Young (filed herewith)

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on December 30, 2015.

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nanette L. Horner as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Joseph A. D’Amato Joseph A. D’Amato	Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2015

/s/ Laurette J. Pitts Laurette J. Pitts	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2015

/s/ Emanuel R. Pearlman Emanuel R. Pearlman	Chairman of the Board	December 30, 2015

/s/ Edmund Marinucci Edmund Marinucci	Director	December 30, 2015

/s/ James Simon James Simon	Director	December 30, 2015

/s/ Nancy A. Palumbo Nancy A. Palumbo	Director	December 30, 2015

/s/ Gregg Polle Gregg Polle	Director	December 30, 2015

EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Empire Resorts, Inc. 2015 Equity Incentive Plan

5.1	Opinion of Ellenoff Grossman & Schole LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young

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